Exhibit 99.1
Elastic Reports Strong Fourth Quarter and Fiscal 2022 Financial Results

Q4 Revenue of $239.4 million, Up 35% year-over-year (37% in constant currency)
Q4 Elastic Cloud Revenue of $87.7 million, Up 71% year-over-year (72% in constant currency)
FY22 Revenue of $862.4 million, Up 42% year-over-year (41% in constant currency)

MOUNTAIN VIEW, Calif., June 1, 2022--(BUSINESS WIRE)-- Elastic (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch and the Elastic Stack, announced strong results for its fourth quarter and full fiscal year (ended April 30, 2022).

Fourth Quarter Fiscal 2022 Financial Highlights

•Total revenue was $239.4 million, an increase of 35% year-over-year, or 37% on a constant currency basis
•Elastic Cloud revenue was $87.7 million, an increase of 71% year-over-year, or 72% on a constant currency basis
•GAAP operating loss was $59.6 million; GAAP operating margin was -25%
•Non-GAAP operating loss was $7.9 million; non-GAAP operating margin was -3%
•GAAP net loss per share was $0.70; non-GAAP net loss per share was $0.16
•Operating cash flow was -$3.1 million with adjusted free cash flow of -$5.3 million
•Cash and cash equivalents were $860.9 million as of April 30, 2022

Full Fiscal 2022 Financial Highlights

•Total revenue was $862.4 million, an increase of 42% year-over-year, or 41% on a constant currency basis
•Elastic Cloud revenue was $298.6 million, an increase of 80% year-over-year, or 79% on a constant currency basis
•GAAP operating loss was $173.7 million; GAAP operating margin was -20%
•Non-GAAP operating profit was $0.9 million; non-GAAP operating margin was 0%
•GAAP net loss per share was $2.20; non-GAAP net loss per share was $0.33
•Operating cash flow was $5.7 million with adjusted free cash flow of $10.7 million

“We had a strong fourth quarter and closed out an excellent year, driven by robust growth in Elastic Cloud, which grew 80% year-over-year in fiscal year 2022, and increased to 37% of total revenue in Q4,” said Ash Kulkarni, CEO, Elastic. “The strong momentum in Elastic Cloud puts us on the path to deliver over 50% of total revenue from Elastic Cloud exiting Q4 of fiscal year 2024, which is ahead of our prior outlook. The enormous market opportunity, the strategic relevance of our solutions to our customers and partners, and the momentum in Elastic Cloud make us confident that we can achieve $2 billion in total revenue in fiscal year 2025.”

Fourth Quarter Fiscal 2022 Key Metrics and Recent Business Highlights

Key Customer Metrics
•Total subscription customer count was over 18,600, compared to over 17,900 in Q3 FY22, and over 15,000 in Q4 FY21
•Total customer count with Annual Contract Value (ACV) greater than $100,000 was over 960, compared to over 890 in Q3 FY22, and over 730 in Q4 FY21
•Net Expansion Rate was just under 130%, and was flat compared to Q3 FY22

Cloud Partner Momentum
•Announced expanded collaboration with AWS to accelerate momentum and build, market, and deliver seamless access for shared customers
•Announced expanded strategic partnership with Microsoft to simplify cloud operations, launch co-selling activities, and make it easy to bring data from Azure services into Elastic, and added four new Azure regions in the Americas, Asia, and Africa
•Joined the Data Cloud Alliance, led by Google Cloud, as a founding member to accelerate the path to value creation and solve the modern data challenges of today’s enterprises

Product Innovations and Updates
•Announced Elastic 8.1 with new capabilities to help customers defend against cyberattacks and accelerate app development with expanded data integrations, faster indexing speeds, and more efficient storage utilization
•Announced Elastic 8.2 with new capabilities that enable customers to build seamless search experiences, accelerate troubleshooting of cloud-native services, and streamline security analyst workflows
•Enhanced machine learning and natural language processing capabilities across both releases to deliver more relevant results
•Achieved Payment Card Industry Data Security Standard (PCI-DSS) compliance across all Elastic Cloud regions

Other Business Highlights
•Named a Strong Performer by Forrester Research in The Forrester Wave™: Endpoint Detection and Response (EDR) Providers, Q2 2022
•Appointed Carolyn Herzog as chief legal officer
•Appointed Janesh Moorjani as chief operating officer in addition to his role as chief financial officer

Financial Outlook

The Company is providing the following guidance:

For the first quarter of fiscal 2023 (ending July 31, 2022):

•Total revenue is expected to be between $244 million and $246 million, representing 27% year-over-year growth at the midpoint (32% year-over-year constant currency growth at the midpoint)
•Non-GAAP operating margin is expected to be between -3.8% and -2.8%
•Non-GAAP net loss per share is expected to be between $0.20 and $0.16, assuming between 94.0 million and 95.0 million weighted average ordinary shares outstanding

For fiscal 2023 (ending April 30, 2023):

•Total revenue is expected to be between $1,080 million and $1,086 million, representing 26% year-over-year growth at the midpoint (29% year-over-year constant currency growth at the midpoint)
•Non-GAAP operating margin is expected to be between 0.0% and 0.5%
•Non-GAAP net loss per share is expected to be between $0.36 and $0.28, assuming between 95.0 million and 97.0 million weighted average ordinary shares outstanding

See the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. We present forward-looking non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “About Non-GAAP Financial Measures” for an explanation of these non-GAAP measures. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for operating margin and net loss per share is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future. These items necessary to reconcile such non-GAAP measures could be material and have a significant impact on the Company’s results computed in accordance with GAAP.

Conference Call and Webcast

Elastic’s executive management team will host a conference call today at 2:00 p.m. PT/5:00 p.m. ET to discuss the Company’s financial results and business outlook. A live audio webcast of the conference call will be available through Elastic’s Investor Relations website at ir.elastic.co. Slides will accompany the webcast. The replay of the webcast and slides will be available for two months.

About Elastic

Elastic (NYSE: ESTC) is a leading platform for search-powered solutions. We help organizations, their employees, and their customers accelerate the results that matter. With solutions in Enterprise Search, Observability, and Security, we enhance customer and employee search experiences, keep mission-critical applications running smoothly, and protect against cyber threats. Delivered wherever data lives, in one cloud, across multiple clouds, or on-premise, Elastic enables its customers to achieve new levels of success at scale and on a single platform. Learn more at elastic.co.
Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Use of Non-GAAP Financial Measures

In relation to constant currency non-GAAP financial measures, the only reconciling item between GAAP financial measures and non-GAAP financial measures is the effect of foreign currency rate fluctuations. Further details on how we calculate such effects can be found in the definition of “Constant Currency” below. Reconciliations of other GAAP financial measures to their respective non-GAAP financial measures are included at the end of this press release following the accompanying financial data. For a description of non-GAAP financial measures, including the reasons management uses each measure, please see the section of this press release titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risk and uncertainties, which include, but are not limited to, statements regarding our expected financial results for the fiscal quarter ending July 31, 2022 and the fiscal year ending April 30, 2023, our expectations regarding demand for our products and solutions and our future revenue, our assessments of the strength of our solutions and products, the expected performance or benefits of our offerings, our expectations regarding market and growth opportunities and our ability to address those opportunities, our expectations regarding the growth and adoption of our Elastic Cloud offering, and the expected benefits of our investments. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs in light of currently available information regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements due to uncertainties, risks, and changes in circumstances, including but not limited to those related to: our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses (which include changes in sales and marketing, research and development and general and administrative expenses), and our ability to achieve and maintain future profitability; the effects of currency movements on our financial results, our ability to continue to deliver and improve our offerings and develop new offerings, including security-related product and Elastic Cloud offerings; customer acceptance and purchase of our existing offerings and new offerings, including the expansion and adoption of our Elastic Cloud offerings; our inability to realize value from investments in the business, including R&D investments and strategic transactions; our ability to maintain and expand our user and customer base; the impact of the COVID-19 pandemic, including any variants, on the macroeconomic environment, on our business, operations, hiring and financial results, and on businesses of our customers and partners, including their spending priorities, the effect of lockdowns, restrictions and new regulations; the impact of our licensing model on the use and adoption of our software; our pricing model strategies and their anticipated impacts on our business and results of operations; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our international expansion strategy; our operating results and cash flows; our beliefs and objectives for future operations; the sufficiency of our capital resources; our ability to successfully execute our go-to-market strategy, including by expanding our relationships with our partners, and expand in our existing markets and into new markets, and our ability to forecast customer retention and expansion; and general market, political, economic and business conditions (including impacts arising from the ongoing military conflict between Russia and Ukraine).

Any additional or unforeseen effect from the COVID-19 pandemic or ongoing conflict between Russia and Ukraine may exacerbate these risks. Additional risks and uncertainties that could cause actual outcomes and results to differ materially are included in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended April 30, 2021 and any subsequent reports filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements, except as required by law.

Contact Information

Nikolay Beliov
Elastic Investor Relations
ir@elastic.co

Lisa Boughner
Elastic Corporate Communications
lisa.boughner@elastic.co

Elastic N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2022	2021	2022	2021
Revenue
License - self-managed	$22,507	$22,321	$76,964	$67,994
Subscription - self-managed and SaaS	199,207	142,218	721,806	499,345
Total subscription revenue	221,714	164,539	798,770	567,339
Professional services	17,641	13,071	63,604	41,150
Total revenue	239,355	177,610	862,374	608,489
Cost of revenue
Cost of license - self-managed	306	347	1,548	1,386
Cost of subscription - self-managed and SaaS	50,559	34,663	176,656	121,127
Total cost of revenue - subscription	50,865	35,010	178,204	122,513
Cost of professional services	16,499	10,797	53,990	38,541
Total cost of revenue	67,364	45,807	232,194	161,054
Gross profit	171,991	131,803	630,180	447,435
Operating expenses
Research and development	78,867	55,437	273,761	199,203
Sales and marketing	118,603	82,165	406,658	273,877
General and administrative	34,143	31,278	123,441	103,833
Total operating expenses	231,613	168,880	803,860	576,913
Operating loss	(59,622)	(37,077)	(173,680)	(129,478)
Other income (expense), net
Interest expense	(6,389)	(107)	(20,716)	(185)
Other income (expense), net	(2,884)	(553)	(3,393)	7,949
Loss before income taxes	(68,895)	(37,737)	(197,789)	(121,714)
Provision for (benefit from) income taxes	(3,285)	5,564	6,059	7,720
Net loss	$(65,610)	$(43,301)	$(203,848)	$(129,434)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.70)	$(0.48)	$(2.20)	$(1.48)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	93,806,902	90,028,822	92,547,145	87,207,094

Elastic N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)
(Unaudited)

	As of April 30, 2022	As of April 30, 2021
Assets
Current assets:
Cash and cash equivalents	$860,949	$400,814
Restricted cash	2,688	2,894
Accounts receivable, net of allowance for credit losses of $2,700 and $2,344 as of April 30, 2022 and April 30, 2021, respectively	215,228	160,415
Deferred contract acquisition costs	43,628	36,089
Prepaid expenses and other current assets	41,215	37,002
Total current assets	1,163,708	637,214
Property and equipment, net	7,207	8,881
Goodwill	303,906	198,851
Operating lease right-of-use assets	25,437	25,464
Intangible assets, net	45,800	36,286
Deferred contract acquisition costs, non-current	74,419	50,263
Deferred tax assets	5,811	3,697
Other assets	16,643	12,516
Total assets	$1,642,931	$973,172
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$28,403	$7,248
Accrued expenses and other liabilities	53,930	28,909
Accrued compensation and benefits	68,002	52,525
Operating lease liabilities	11,219	8,528
Deferred revenue	431,776	352,805
Total current liabilities	593,330	450,015
Deferred revenue, non-current	33,518	44,895
Long-term debt, net	566,520	—
Operating lease liabilities, non-current	16,482	19,649
Other liabilities, non-current	17,648	7,782
Total liabilities	1,227,498	522,341
Commitments and contingencies
Shareholders’ equity:
Convertible preference shares, €0.01 par value; 165,000,000 shares authorized, 0 shares issued and outstanding as of April 30, 2022 and April 30, 2021	—	—
Ordinary shares, par value €0.01 per share: 165,000,000 shares authorized; 94,174,914 and 90,533,985 shares issued and outstanding as of April 30, 2022 and April 30, 2021, respectively	990	948
Treasury stock	(369)	(369)
Additional paid-in capital	1,250,108	1,071,675
Accumulated other comprehensive loss	(18,130)	(8,105)
Accumulated deficit	(817,166)	(613,318)
Total shareholders’ equity	415,433	450,831
Total liabilities and shareholders’ equity	$1,642,931	$973,172

Elastic N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(65,610)	$(43,301)	$(203,848)	$(129,434)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	5,170	4,381	19,728	17,237
Amortization of deferred contract acquisition costs	17,365	12,536	60,738	40,991
Amortization of debt issuance costs	249	—	803	—
Non-cash operating lease cost	2,377	2,671	8,636	7,927
Stock-based compensation expense, net of amounts capitalized	43,641	28,375	140,612	93,680
Deferred income taxes	(2,211)	321	(2,430)	33
Foreign currency transaction (gain) loss	277	(44)	1,984	(9,507)
Other	—	(153)	98	(142)
Changes in operating assets and liabilities:
Accounts receivable, net	(71,988)	(39,283)	(62,187)	(24,037)
Deferred contract acquisition costs	(35,521)	(26,525)	(96,755)	(81,137)
Prepaid expenses and other current assets	(777)	(9,009)	(3,427)	(4,192)
Other assets	1,628	(9,344)	825	(4,107)
Accounts payable	6,584	1,546	21,036	(4,775)
Accrued expenses and other liabilities	9,653	6,422	27,192	8,118
Accrued compensation and benefits	13,089	9,726	17,775	3,867
Operating lease liabilities	(2,450)	(2,512)	(8,888)	(7,914)
Deferred revenue	75,474	62,628	83,780	115,937
Net cash provided by (used in) operating activities	(3,050)	(1,565)	5,672	22,545
Cash flows from investing activities
Purchases of property and equipment	(1,498)	(1,180)	(2,485)	(3,912)
Capitalization of internal-use software costs	(705)	(317)	(4,932)	(317)
Business acquisitions, net of cash acquired	—	—	(119,854)	—
Other	—	1,391	—	2,711
Net cash used in investing activities	(2,203)	(106)	(127,271)	(1,518)
Cash flows from financing activities
Proceeds from the issuance of senior notes	—	—	575,000	—
Proceeds from issuance of ordinary shares upon exercise of stock options	8,870	9,704	36,410	77,258
Payments of debt issuance costs	—	—	(9,283)	—
Net cash provided by financing activities	8,870	9,704	602,127	77,258
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(8,271)	186	(20,599)	6,034
Net increase (decrease) in cash, cash equivalents, and restricted cash	(4,654)	8,219	459,929	104,319
Cash, cash equivalents, and restricted cash, beginning of period	868,291	395,489	403,708	299,389
Cash, cash equivalents, and restricted cash, end of period	$863,637	$403,708	$863,637	$403,708

Elastic N.V.
REVENUE BY TYPE
(amounts in thousands, except percentages)
(Unaudited)

	Three Months Ended April 30,				Year Ended April 30,
	2022		2021		2022		2021
	Amount	% of Total Revenue	Amount	% of Total Revenue	Amount	% of Total Revenue	Amount	% of Total Revenue
Elastic Cloud	$87,652	37%	$51,335	29%	$298,615	35%	$166,319	27%
Other subscription	134,062	56%	113,204	64%	500,155	58%	401,020	66%
Total subscription revenue	221,714	93%	164,539	93%	798,770	93%	567,339	93%
Professional services	17,641	7%	13,071	7%	63,604	7%	41,150	7%
Total revenue	$239,355	100%	$177,610	100%	$862,374	100%	$608,489	100%

Elastic N.V.
RECONCILIATION OF GAAP TO NON-GAAP DATA
CALCULATED BILLINGS
(amounts in thousands)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2022	2021	2022	2021
Total revenue	$239,355	$177,610	$862,374	$608,489
Add: Increase in deferred revenue	75,474	62,628	83,780	115,937
Less: Decrease (increase) in unbilled accounts receivable	(1,939)	632	(4,041)	(2,582)
Calculated billings	$312,890	$240,870	$942,113	$721,844

Elastic N.V.
RECONCILIATION OF GAAP TO NON-GAAP DATA
ADJUSTED FREE CASH FLOW
(amounts in thousands, except percentages)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$(3,050)	$(1,565)	$5,672	$22,545
Less: Purchases of property and equipment	(1,498)	(1,180)	(2,485)	(3,912)
Less: Capitalization of internal-use software	(705)	(317)	(4,932)	(317)
Add: Interest paid on long-term debt	—	—	12,452	—
Adjusted free cash flow	$(5,253)	$(3,062)	$10,707	$18,316
Net cash used in investing activities	$(2,203)	$(106)	$(127,271)	$(1,518)
Net cash provided by financing activities	$8,870	$9,704	$602,127	$77,258
Net cash provided by (used in) operating activities (as a percentage of total revenue)	(1)%	(1)%	1%	4%
Less: Purchases of property and equipment (as a percentage of total revenue)	(1)%	(1)%	—%	(1)%
Less: Capitalization of internal-use software (as a percentage of total revenue)	—%	—%	(1)%	—%
Add: Interest paid on long-term debt (as a percentage of total revenue)	—%	—%	1%	—%
Adjusted free cash flow margin	(2)%	(2)%	1%	3%

Elastic N.V.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(amounts in thousands, except percentages, share and per share amounts)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2022	2021	2022	2021
Gross Profit Reconciliation:
GAAP gross profit	$171,991	$131,803	$630,180	$447,435
Stock-based compensation expense	3,976	3,577	14,831	11,929
Employer payroll taxes on employee stock transactions	328	424	1,393	1,335
Amortization of acquired intangibles	2,947	2,109	10,503	8,437
Non-GAAP gross profit	$179,242	$137,913	$656,907	$469,136
Gross Margin Reconciliation(1):
GAAP gross margin	71.9%	74.2%	73.1%	73.5%
Stock-based compensation expense	1.7%	2.0%	1.7%	2.0%
Employer payroll taxes on employee stock transactions	0.1%	0.2%	0.2%	0.2%
Amortization of acquired intangibles	1.2%	1.2%	1.2%	1.4%
Non-GAAP gross margin	74.9%	77.6%	76.2%	77.1%
Operating Loss Reconciliation:
GAAP operating loss	$(59,622)	$(37,077)	$(173,680)	$(129,478)
Stock-based compensation expense	43,641	28,375	141,194	93,680
Employer payroll taxes on employee stock transactions	1,327	3,940	9,961	14,376
Amortization of acquired intangibles	4,139	3,537	15,783	14,167
Acquisition-related expenses	2,633	—	7,632	—
Non-GAAP operating income (loss)	$(7,882)	$(1,225)	$890	$(7,255)
Operating Margin Reconciliation(1):
GAAP operating margin	(24.9)%	(20.9)%	(20.1)%	(21.3)%
Stock-based compensation expense	18.2%	16.0%	16.4%	15.4%
Employer payroll taxes on employee stock transactions	0.6%	2.2%	1.2%	2.4%
Amortization of acquired intangibles	1.7%	2.0%	1.8%	2.3%
Acquisition-related expenses	1.1%	0.0%	0.9%	0.0%
Non-GAAP operating margin	(3.3)%	(0.7)%	0.1%	(1.2)%
Net Loss Reconciliation:
GAAP net loss	$(65,610)	$(43,301)	$(203,848)	$(129,434)
Stock-based compensation expense	43,641	28,375	141,194	93,680
Employer payroll taxes on employee stock transactions	1,327	3,940	9,961	14,376
Amortization of acquired intangibles	4,139	3,537	15,783	14,167
Acquisition-related expenses	2,633	—	7,632	—
Income tax(2)	(817)	(200)	(1,496)	(777)
Non-GAAP net loss	$(14,687)	$(7,649)	$(30,774)	$(7,988)
Non-GAAP net loss per share attributable to ordinary shareholders, basic and diluted	$(0.16)	$(0.08)	$(0.33)	$(0.09)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	93,806,902	90,028,822	92,547,145	87,207,094
(1) Totals may not sum, due to rounding. Gross margin, operating margin, and earnings per share are calculated based upon the respective underlying, non-rounded data.

(2) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Elastic N.V.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(amounts in thousands)
(Unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2022	2021	2022	2021
Cost of revenue reconciliation:
GAAP cost of license - self-managed	$306	$347	$1,548	$1,386
Amortization of acquired intangibles	(306)	(347)	(1,548)	(1,386)
Non-GAAP cost of license - self -managed	$—	$—	$—	$—
GAAP cost of subscription - self-managed and SaaS	$50,559	$34,663	$176,656	$121,127
Stock-based compensation expense	(2,106)	(2,040)	(8,368)	(7,105)
Employer payroll taxes on employee stock transactions	(207)	(187)	(681)	(674)
Amortization of acquired intangibles	(2,641)	(1,762)	(8,955)	(7,051)
Non-GAAP cost of subscription - self-managed and SaaS	$45,605	$30,674	$158,652	$106,297
GAAP cost of professional services	$16,499	$10,797	$53,990	$38,541
Stock-based compensation expense	(1,870)	(1,537)	(6,463)	(4,824)
Employer payroll taxes on employee stock transactions	(121)	(237)	(712)	(661)
Non-GAAP cost of professional services	$14,508	$9,023	$46,815	$33,056
Operating expenses reconciliation:
GAAP research and development expense	$78,867	$55,437	$273,761	$199,203
Stock-based compensation expense	(18,127)	(10,958)	(59,911)	(35,267)
Employer payroll taxes on employee stock transactions	(400)	(968)	(3,316)	(3,670)
Acquisition-related expenses	(2,409)	—	(6,104)	—
Non-GAAP research and development expense	$57,931	$43,511	$204,430	$160,266
GAAP sales and marketing expense	$118,603	$82,165	$406,658	$273,877
Stock-based compensation expense	(15,000)	(9,062)	(45,798)	(31,581)
Employer payroll taxes on employee stock transactions	(413)	(1,905)	(4,287)	(5,399)
Amortization of acquired intangibles	(1,192)	(1,428)	(5,280)	(5,730)
Non-GAAP sales and marketing expenses	$101,998	$69,770	$351,293	$231,167
GAAP general and administrative expense	$34,143	$31,278	$123,441	$103,833
Stock-based compensation expense	(6,538)	(4,778)	(20,654)	(14,903)
Employer payroll taxes on employee stock transactions	(186)	(643)	(965)	(3,972)
Acquisition-related expenses	(224)	—	(1,528)	—
Non-GAAP general and administrative expense	$27,195	$25,857	$100,294	$84,958

About Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP measures listed below are useful in evaluating our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review the differences between GAAP financial measures and the corresponding non-GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin
We define non-GAAP operating income (loss) and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP operating income (loss) and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Net Loss Per Share
We define non-GAAP net loss per share as GAAP net loss per share, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses and the tax effects related to the foregoing. We believe non-GAAP net loss per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
Adjusted free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities adjusted for cash paid for interest less cash used for investing activities for purchases of property and equipment, and capitalized internal-use software costs.

Adjusted free cash flow margin is calculated as adjusted free cash flow divided by total revenue. Adjusted free cash flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

Calculated Billings
We define calculated billings as total revenue plus the increase (decrease) in total deferred revenue as presented on or derived from our consolidated statements of cash flows less the (increase) decrease in total unbilled accounts receivable in a given period. Calculated billings exclude deferred revenue and unbilled accounts receivable acquired through acquisitions in the period of acquisition. We typically invoice our customers annually in advance, and to a lesser extent multi-year in advance, quarterly in advance, monthly in advance, monthly in arrears or upon delivery. Our management uses calculated billings to understand and evaluate our near-term cash flows and operating results.

Constant Currency
We compare the percent change in certain results from one period to another period using constant currency information to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. In presenting this information, current and comparative prior period results are converted into United States dollars at the exchange rates in effect on the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.